SUPPLEMENT DATED OCTOBER 23, 2001

TO PROSPECTUS DATED MAY 1, 2001 FOR

INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE ADJUSTED

DEFERRED ANNUITY CONTRACTS

Issued By

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

and

KEMPER INVESTORS LIFE INSURANCE COMPANY

This Supplement amends certain information contained in your Scudder Passport Annuity Prospectus. Please read this Supplement carefully and keep it with your Prospectus for future reference.

The second paragraph under the heading entitled "Rankings and ratings," appearing on page 37 of the Prospectus, is hereby deleted and replaced with the following:

"Our current ratings are as follows:

A.M. Best Company....................A+ u (Superior)

Moody's Investors Service............Aa3 (Excellent)

Standard & Poor's......................AA (Very Strong)

Our A.M. Best Company rating has been placed under review with developing implications, and our Standard & Poor's rating has been placed on CreditWatch with negative implications, primarily based on uncertainty regarding Zurich Financial Services' potential financial exposure resulting from the terrorist activities of September 11, 2001."